UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2013

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

ABL Facility

On July 11, 2013, Accuride Corporation (the “Company”) entered into a Credit Agreement (the “ABL Facility”), dated July 11, 2013, by and among the lenders party thereto in their capacities as lenders thereunder, Wells Fargo Bank, National Association, a national banking association, as administrative agent (in such capacity, “Agent”), lead arranger and book runner, BMO Harris Bank N.A., a national banking association, as syndication agent, the Company and its domestic subsidiaries, as co-borrowers (the “Co-Borrowers,” and together with the Company, the “Borrowers”).  At closing, the Company borrowed $45.3 million under the ABL Facility and used these borrowings and cash on hand to repay all amounts outstanding under its Existing ABL Facility (as defined below) and to pay related fees and expenses (the “Refinancing”).

The ABL Facility is a senior secured asset based credit facility in an aggregate principal amount of up to $100.0 million, consisting of a $90.0 million revolving credit facility and a $10.0 million first-in last-out (“FILO”) term facility, with the right, subject to certain conditions, to increase the availability under the facility by up to $50.0 million in the aggregate. The ABL Facility matures on the earlier of (i) July 11, 2018 and (ii) 90 days prior to the maturity date of the Company’s 9.5% first priority senior secured notes due August 1, 2018 (the “Senior Secured Notes”), unless (a) the maturity date of the Senior Secured Notes is extended to a date that is on or after 90 days after the date set forth in the foregoing clause (i), (b) all of the Senior Secured Notes are refinanced or replaced as permitted under the ABL Facility and the maturity date of all of the indebtedness that refinances or replaces the Senior Secured Notes is on or after 90 days after the date set forth in the foregoing clause (i), or (c) all of the Senior Secured Notes are converted into equity of the Company.

The ABL Facility provides for loans and letters of credit in an amount up to the aggregate availability under the facility, subject to meeting certain borrowing base conditions, with sub-limits of up to $10.0 million for swingline loans and $20.0 million for letters of credit.  Borrowings under the ABL Facility bear interest through maturity at a variable rate based upon, at the Company’s option, either LIBOR or the base rate (which is the greatest of one-half of 1.00% in excess of the federal funds rate, 1.00% in excess of the one-month LIBOR rate and the Agent’s prime rate), plus, in each case, an applicable margin.  The applicable margin for loans under the FILO term facility that are (i) LIBOR loans ranges, based on the Company’s average excess availability, from 2.75% to 3.25% per annum and (ii) base rate loans ranges, based on the Company’s average excess availability, from 1.00% to 1.50%.  The applicable margin for other advances under the ABL Facility that are (i) LIBOR loans ranges, based on the Company’s average excess availability, from 1.75% to 2.25% and (ii) base rate loans ranges, based on the Company’s average excess availability, from 0.00% to 0.50%.

The Company must also pay an unused line fee equal to 0.25% per annum to the lenders under the ABL Facility if utilization under the facility is greater than or equal to 50.0% of the total available commitments under the facility and a commitment fee equal to 0.375% per annum if utilization under the facility is less than 50.0% of the total available commitments under the facility. Customary letter of credit fees are also payable, as necessary.

The obligations under the ABL Facility are secured by (i) first-priority liens on substantially all of the Company’s and the Co-Borrowers’ accounts receivable and inventories, subject to certain exceptions and permitted liens (the “ABL Priority Collateral”) and (ii) second-priority liens on substantially all of the Company’s and the Co-Borrowers’ owned real property and tangible and intangible assets other than the ABL Priority Collateral, including all of the Co-Borrowers’ outstanding capital stock, subject to certain exceptions and permitted liens (the “Notes Priority Collateral”).  The Senior Secured Notes are secured by first-priority liens on the ABL Priority Collateral and second-priority liens on the Notes Priority Collateral.

The ABL Facility contains covenants that, among other things, restrict the Company’s and Co-Borrowers’ ability to:

•	modify and/or incur additional debt, pay dividends and make distributions;

•	create liens;

•	transfer and sell material assets and merge or consolidate;

•	liquidate, wind up, or dissolve;

•	make certain investments and acquisitions, repurchase equity interests and prepay certain indebtedness;

•	suspend or cease operating a substantial portion of their business;

•	make any material change in accounting treatment or reporting practices;

•	modify the nature of their business; and

•	enter into agreements with affiliates.

The ABL Facility also contains a fixed charge coverage ratio covenant which will be applicable if the availability under the ABL Facility is less than 10.0% of the amount of the ABL Facility.  If applicable, that covenant requires the Company to maintain a minimum ratio of adjusted EBITDA less capital expenditures made during such period (other than capital expenditures financed with the net cash proceeds of asset sales, recovery events, incurrence of indebtedness and the sale or issuance of equity interests) to fixed charges of 1.00 to 1.00.  The Company’s failure to comply with the covenants in the ABL Facility could permit the lenders under the ABL Facility to declare all amounts borrowed under the ABL Facility, together with accrued interest and fees, to be immediately due and payable, and to terminate all commitments under the ABL Facility.

A copy of the ABL Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Intercreditor Agreement

In connection with the Refinancing, on July 11, 2013, the Company entered into a Joinder and Amendment to its existing Intercreditor Agreement which had been entered into in connection with its Existing ABL Facility on July 29, 2010.  The primary purpose of this amendment was to add the Agent as the ABL Agent (as defined therein) under the Intercreditor Agreement and to make certain related conforming changes.

A copy of the Joinder and Amendment to Intercreditor Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The foregoing descriptions are qualified in their entirety by the exhibits incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Existing ABL Credit Agreement

The Company used borrowings under the ABL Facility and cash on hand to pay all amounts (including fees) outstanding or due under its existing ABL Credit Agreement, dated July 29, 2010  (the “Existing ABL Facility”), by and among the Company, its domestic subsidiaries, as co-borrowers, the lenders party thereto in their capacities as lenders thereunder, Deutsche Bank Trust Company Americas, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-collateral agents, SunTrust Bank and Wells Fargo Capital Finance, LLC, as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent and security agent.  Effective as of July 11, 2013, the Existing ABL Facility was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

The information provided in Item 1.01 under “ABL Facility” is incorporated by reference into this Section 2.03.

The foregoing description is qualified in its entirety by the exhibits incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

This information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In a press release issued on July 11, 2013, the Company announced the closing of the Refinancing.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1	Joinder and Amendment to Intercreditor Agreement, dated July 11, 2013

10.1	Credit Agreement, dated July 11, 2013

99.1	Press Release, dated July 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: July 12, 2013	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Joinder and Amendment to Intercreditor Agreement, dated July 11, 2013
10.1 99.1	Credit Agreement, dated July 11, 2013 Press Release, dated July 11, 2013